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                                                                Exhibit 99.2

FOR IMMEDIATE RELEASE
ST. LOUIS, MISSOURI
AUGUST 31, 2006

            ANGELICA ANNOUNCES AGREEMENT WITH PIRATE CAPITAL LLC
 Resolution allows Company to focus full efforts on implementing strategic plan

St. Louis, Missouri (August 31, 2006) - Angelica Corporation (NYSE: AGL), a leading provider of healthcare linen management services, announced today it has signed a settlement agreement with Pirate Capital LLC ("Pirate") and certain of its affiliates. As a result of the agreement, Angelica will be able to avoid unnecessary and costly litigation and a possible election contest, and can devote its full attention to implementing the Company's strategic plan for increasing shareholder value.

Under the agreement, Pirate has agreed not to conduct an election contest at the 2006 Annual Meeting, to support the Company's director nominees, Steve O'Hara and Ron Kruszewski, at the 2006 Annual Meeting, and to refrain from proposing any matters for a shareholder vote at that Meeting. The agreement contains certain other provisions with respect to Angelica, including prohibitions on forming or joining a group of other shareholders, effecting or encouraging a tender offer or business combination (unless it is initiated by a third party), or taking other specified actions to affect the control of the management or Board of Directors of the Company. Angelica and Pirate have also agreed not to initiate litigation against the other for conduct occurring prior to the settlement. With limited exception, the agreement expires at the conclusion of the 2006 Annual Meeting.

Steve O'Hara, Chairman & CEO of Angelica, stated, "We are very pleased to have reached agreement with Pirate Capital and to be able to focus one hundred percent of our attention on our plan for improving the business and enhancing shareholder value. Having recently completed a structural and cultural reorganization of the company to a customer-centric versus operations-centric business model, we are moving in the right direction. This agreement will allow us to accelerate that progress and avoid a very distracting and costly election contest."

The foregoing description of the settlement agreement does not purport to be complete and is qualified in its entirety by references to the agreement, which is being filed as an exhibit to the respective SEC filings of Angelica and Pirate Capital.

About Angelica
--------------
Angelica Corporation, traded on the New York Stock Exchange under the symbol AGL, is a leading provider of textile rental and linen management services to the U.S. healthcare market. More information about Angelica is available on its website, www.angelica.com.
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About Pirate Capital
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Pirate Capital serves as the investment advisor to four event-driven hedge funds, Jolly Roger Fund LP, Jolly Roger Offshore Fund LTD, Jolly Roger Activist Fund LP and Jolly Roger Activist Fund LTD. Assets under management by Pirate Capital are approximately



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$1.8 billion. Pirate Capital is registered with the Securities and Exchange
Commission as an investment advisor under the Investment Advisers Act of 1940.

FORWARD-LOOKING STATEMENTS

Any forward-looking statements made in this document reflect the Company's current views with respect to future events and financial performance and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties that may cause actual results to differ materially from those set forth in these statements. These potential risks and uncertainties include, but are not limited to, competitive and general economic conditions, the ability to retain current customers and to add new customers in competitive market environments, competitive pricing in the marketplace, delays in the shipment of orders, availability of labor at appropriate rates, availability and cost of energy and water supplies, the cost of workers' compensation and healthcare benefits, the ability to attract and retain key personnel, the ability of the Company to recover its seller note and avoid future lease obligations as part of its sale of Life Uniform, the ability of the Company to accomplish its strategy of redirecting its resources to its healthcare linen management business in a timely and financially advantageous manner, unusual or unexpected cash needs for operations or capital transactions, the effectiveness of certain expense reduction initiatives, the ability to obtain financing in required amounts and at appropriate rates and terms, the ability to identify, negotiate, fund, consummate and integrate acquisitions, and other factors which may be identified in the Company's filings with the Securities and Exchange Commission.

For additional information contact:

CONTACT:
STEVE O'HARA                         MICHAEL FOX/DEVLIN LANDER
CHIEF EXECUTIVE OFFICER OR           INTEGRATED CORPORATE RELATIONS, INC.
COLLEEN HEGARTY                      (203) 682-8200
DIRECTOR OF INVESTOR RELATIONS
ANGELICA CORPORATION
TELE: (314) 854-3800

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